As filed with the Securities and Exchange Commission on June 13, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Intel Corporation

(Exact name of Registrant as specified in its charter)

Delaware	94-1672743
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2200 Mission College Blvd.
Santa Clara, CA	95054-1549
(Address of Principal Executive Offices)	(Zip Code)

Intel Corporation Sheltered Employee Retirement Plan Plus

(Full Title of the Plan)

Susie Giordano

Corporate Vice President and Corporate Secretary

2200 Mission College Boulevard

Santa Clara, CA 95054-1549

(Name and address of agent for service)

(408) 765-8080

(Telephone number, including area code, of agent for service)

Copies to:

Ronald O. Mueller, Esq.

Gibson, Dunn & Crutcher LLP

1050 Connecticut Avenue, N.W.

Washington, DC 20036-5306

(202) 955-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “non-accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☒	Accelerated Filer	☐

Non-accelerated Filer	☐	Smaller Reporting Company	☐

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)
Intel Corporation Sheltered Employee Retirement Plan Plus (2)	$800,000,000	100%	$800,000,000	$96,960.00

(1)	Determined in accordance with Section 6(b) of the Securities Act of 1933, as amended (the “Securities Act”), at a rate equal to $121.20 per $1,000,000 of the proposed maximum aggregate offering price.
(2)

The Intel Corporation Sheltered Employee Retirement Plan Plus obligations are unsecured obligations of Intel to pay deferred compensation in the future in accordance with the terms of the Intel Corporation Sheltered Employee Retirement Plan Plus.

Explanatory Note

This Registration Statement on Form S-8 is filed by Intel Corporation (“Intel”) relating to $800,000,000 of unsecured obligations of Intel to pay deferred compensation in the future (the “Obligations”) in accordance with the terms of Intel’s Sheltered Employee Retirement Plan Plus (the “SERPLUS”), which Obligations are in addition to (i) the $245,000,000 of Obligations registered on Intel’s Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on October 18, 1995 (Commission File No. 033-63489), (ii) the $200,000,000 of Obligations registered on Intel’s Form S-8 filed on November 19, 1998 (Commission File No. 333-67537), (iii) the $400,000,000 of Obligations registered on Intel’s Form S-8 filed on April 5, 2007 (Commission File No. 333-141905), (iv) the $400,000,000 of Obligations registered on Intel’s Form S-8 filed on February 2, 2011 (Commission File No. 333-172024), and (v) the $600,000,000 of Obligations registered on Intel’s Form S-8 filed on October 28, 2013 (Commission File No. 333-191956) (collectively, the “Prior Registration Statements”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements, to the extent relating to the registration of the Obligations, are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit No.	Description

4.1*	Intel Corporation Third Restated Certificate of Incorporation dated May 17, 2006 (incorporated by reference to Exhibit 3.1 of Intel’s Current Report on Form 8-K as filed on May 22, 2006, Commission File No. 000-06217).

4.2*	Intel Corporation Bylaws, as amended and restated on January 16, 2019 (incorporated by reference to Exhibit 3.2 of Intel’s Current Report on Form 8-K as filed on January 17, 2019, Commission File No. 000-06217).

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included in signature page hereto).

99.1*	Intel Corporation Sheltered Employee Retirement Plan Plus, as amended and restated effective January 1, 2009 (incorporated by reference to Exhibit 99.1 of Intel’s Registration Statement on Form S-8 as filed on February 2, 2011, Commission File No. 333-172024).

*    Incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 13th day of June, 2019.

INTEL CORPORATION

By:	/s/ George S. Davis
George S. Davis
Executive Vice President and Chief Financial Officer

Each person whose signature appears below constitutes and appoints George S. Davis, Steven R. Rodgers, and Susie Giordano, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

/s/ ROBERT H. SWAN	/s/ GEORGE S. DAVIS
Robert H. Swan Chief Executive Officer, Director and Principal Executive Officer June 13, 2019	George S. Davis Executive Vice President, Chief Financial Officer, and Principal Financial Officer June 13, 2019

/s/ KEVIN T. MCBRIDE
Kevin T. McBride Vice President of Finance, Corporate Controller, and Principal Accounting Officer June 13, 2019

/s/ ANEEL BHUSRI	/s/ DR. TSU-JAE KING LIU
Aneel Bhusri Director June 13, 2019	Dr. Tsu-Jae King Liu Director June 13, 2019

/s/ ANDY D. BRYANT	/s/ GREGORY D. SMITH
Andy D. Bryant Chairman of the Board and Director June 13, 2019	Gregory D. Smith Director June 13, 2019

/s/ REED E. HUNDT	/s/ ANDREW WILSON
Reed E. Hundt Director June 13, 2019	Andrew Wilson Director June 13, 2019

/s/ DR. OMAR ISHRAK	/s/ FRANK D. YEARY
Dr. Omar Ishrak Director June 13, 2019	Frank D. Yeary Director June 13, 2019

/S/ DR. RISA LAVIZZO-MOUREY
Dr. Risa Lavizzo-Mourey Director June 13, 2019